Exhibit 99.1
Crescent Energy Announces Expiration and Results of Its
Tender Offer for Its 7.250% Senior Notes Due 2026
March 26, 2024 08:15 AM Eastern Daylight Time
HOUSTON--(BUSINESS WIRE)—Crescent Energy Finance LLC (“CE Finance”), a wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY)(“Crescent”), announced today that the tender offer (the “Tender Offer”) commenced on March 19, 2024 to purchase any and all of the outstanding 7.250% Senior Notes due 2026 (the “Notes”) expired at 5:00 p.m. New York City time on March 25, 2024 (the “Expiration Time”).
According to Global Bondholder Services Corporation, the tender agent for the offer, valid tenders had been received at the expiration of the offer in the amount and percentage set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered (1)	Percentage of Principal Amount Tendered (1)
7.250% Senior Notes due 2026	45344LAA1 (144A) / U4526LAA5 (Reg S)	$700,000,000	$442,291,000	63.18%
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(1)    Principal amount tendered excludes $4,648,000 aggregate principal amount of the Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase.
CE Finance expects to accept for purchase all Notes validly tendered and not validly withdrawn as of the Expiration Time and expects to make payment for any such Notes later today. The settlement date for Notes tendered pursuant to guaranteed delivery procedures is expected to be March 28, 2024.
CE Finance will use net proceeds from the issuance of $700 million aggregate principal amount of its 7.625% Senior Notes due 2032 (the “New Notes”), which is expected to close today, for the payment of all Notes to be purchased in the Tender Offer. CE Finance’s obligation to accept and pay for the tendered Notes is conditioned on, among other things, the closing of the offering of the New Notes (the “Notes Offering”). Subject to the completion of the Notes Offering, CE Finance intends to redeem any Notes that are not repurchased in the Tender Offer on May 1, 2024 using net proceeds of the Notes Offering, together with borrowings under Crescent’s revolving credit facility.
The Tender Offer was made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be obtained from Global Bondholder Services Corporation, by calling (855) 654-2014 (toll free) or, for banks and brokers, (212) 430-3774. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://www.gbsc-usa.com/crescentenergyco/.
CE Finance has retained BofA Securities to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to BofA Securities at +1 (888) 292-0070 (toll-free), +1 (646) 743-2120 (collect) or debt_advisory@bofa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer and does not constitute a notice of redemption for the Notes. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, including the Notes Offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.

Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this tender offer that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results, federal and state regulations and laws, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including recent production cuts by OPEC, the impact of armed conflicts, including in and around Ukraine and Israel, the impact of disruptions in the banking industry and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on external manager, cost inflation and central bank policy changes associated therewith and other uncertainties. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning Crescent Energy Company and CE Finance or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.
Brandi Kendall
IR@crescentenergyco.com
Source: Crescent Energy

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